Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of PDK Energy Corp, on Form 10-Q for the Quarter ending January 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Eric Joffe, Chief Executive Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) Such Quarterly Report on form 10-Q for the Quarter ending January  31, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Annual Report on Form 10-Q for the Quarter ending January 31, 2012  fairly presents, in all material respects, the financial condition and result of operations of PDK Energy Corp.

March 13, 2012	By:	/s/ Eric Joffe
Eric Joffe
Chairman, President and Chief Executive Officer
(Principal Executive Officer and Principal Financial Officer)